David E. Coffey C.P.A.
                     6767 West Tropicana Suite 216
                        Las Vegas, Nevada  89103


                     CONSENT OF INDEPENDENT AUDITOR


Holmes Herbs, Inc.
Las Vegas, Nevada


        We hereby consent to the use of our report, dated March 15, 2004, in the annual report on Form 10-KSB for Holmes Herbs, Inc.



/s/ DAVID E. COFFEY C.P.A
-------------------------
David E. Coffey, C.P.A.
Las Vegas, Nevada
April 12, 2004